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                                                                   Exhibit 23.4





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the use in the Prospectus constituting part of this Registration Statement of Kroll-O'Gara Company on Form S-4 of our report dated December 10, 1997 except for Note 8, as to which the date is August 31, 1998 on the October 31, 1997 financial statements of Kizorek, Inc. We also consent to the reference to our firm under the heading "Experts" in such Prospectus, which is part of this Registration Statement.





                                        /s/ CROWE, CHIZEK AND COMPANY LLP

                                            Crowe, Chizek and Company LLP


Oak Brook, Illinois
May 10, 1999